UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 30, 2007

American Locker Group Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

815 S. Main Street

Grapevine, Texas 76051

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:    (817) 329-1600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

                On November 30, 2007, American Locker Group Incorporated (the “Company”) issued as press release, which is attached hereto as Exhibit 99.1, announcing that the United States Postal Service (“USPS”) rejected the Company’s application to manufacture the USPS-B-1118 Cluster Box Unit (“CBU”).  As disclosed by the Company in previous public filings, the Company had sought to become a licensed manufacturer of the USPS-B-1118 CBU as a result of the USPS’s previous decertification of its predecessor Model “E” CBU effective September 8, 2007.

                The Company expects the USPS’s decision to have a material adverse effect on the Company’s revenue and profitability through 2008, though the Company does not anticipate that the decision will materially affect the performance of its other operating subsidiaries, American Locker Security Systems and Canadian Locker Company.  The Company anticipates that it will record a charge to earnings in the fourth quarter of 2007 resulting from the write-off of costs relating to the development of the USPS-B-1118 CBU that had been previously capitalized.

                The USPS did advise the Company that it could resubmit its application within a reasonable time.  Accordingly, the Company intends to evaluate the feasibility of reapplying to become a licensed manufacturer of the USPS-B-1118 CBU at a later date.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 30, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

Date: November 30, 2007	By:	/s/ Edward F. Ruttenberg
		Name:	Edward F. Ruttenberg
		Title:	Chairman, Chief Executive Officer,
Chief Operating Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 30, 2007.